Exhibit 3(a)
                            ARTICLES OF INCORPORATION

                                       OF

                           COMMERCEFIRST BANCORP, INC.
                                   AS AMENDED
    ------------------------------------------------------------------------

         The undersigned incorporator, Milton D. Jernigan, II, whose address is 705 Melvin Avenue, Suite 102, Annapolis, Maryland 21401 and who is at least 18 years of age, does hereby form a corporation under the laws of the State of Maryland.

                                 ARTICLE I. NAME

         The  name  of  the  corporation   is:   COMMERCEFIRST   BANCORP,   INC.
(hereinafter referred to as the "Corporation").

                               ARTICLE II. PURPOSE

         The purpose of the Corporation is to engage in any lawful act or business for which corporations may be formed under the Maryland General Corporation Law.

                           ARTICLE III. CAPITAL STOCK

         The number of shares which the Corporation shall have authority to issue is Four Million (4,000,000), all of which shall be classified as voting common stock, par value One Cent ($.01) per share. The aggregate par value of all of the stock is Forty Thousand Dollars ($40,000).

                          ARTICLE IV. PREEMPTIVE RIGHTS

         The holders of the capital stock of the Corporation shall not have any preemptive or preferential rights to purchase or otherwise acquire any shares of any class of capital stock of the Corporation, whether now or hereafter authorized, except as the Board of Directors may specifically provide.

                          ARTICLE V. CUMULATIVE VOTING

         The holders of the capital stock of the Corporation shall not have the right to vote cumulatively in the election of directors.

             ARTICLE VI. LIMITATION OF LIABILITY AND INDEMNIFICATION

         (1) To the full extent permitted by Maryland General Corporation Law and the Courts and Judicial Proceedings Article, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

         (2) To the full extent permitted and in the manner prescribed by Maryland General Corporation Law and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding (whether civil, criminal, administrative or investigative, threatened, pending or completed (herein a "Proceeding") by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

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         (3) The Board of Directors is hereby  empowered,  by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any director or officer, and to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article VI who was or is a party to any Proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2 of this Article VI.

         (4) Notwithstanding any other provision in this Article VI, the Corporation shall indemnify a director who entirely prevails in the defense of any Proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the Proceeding.

         (5) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article VI and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         (6) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee and the nominees shall select such special legal counsel.

         (7) The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent Proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         (8) The  provisions  of this  Article VI shall not be  exclusive of any other indemnification to which such persons may be entitled under any bylaw, agreement, statute, vote of shareholders or disinterested directors, or otherwise.

         (9) Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

        (10) Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

                           ARTICLE VII. RESIDENT AGENT

The Corporation's initial resident agent shall be:

                             Milton D. Jernigan, II
                          705 Melvin Avenue, Suite 102
                            Annapolis, Maryland 21401

             a citizen and resident of Maryland. The Corporation's resident agent consents to his appointment by his signature hereto:
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                      ------------------------------------
                             Milton D. Jernigan, II

                         ARTICLE VIII. PRINCIPAL OFFICE

The current address of the principal office of the Corporation is:

                          705 Melvin Avenue, Suite 104
                           Annapolis, Maryland 21401.

                              ARTICLE IX. DIRECTORS

         Section 1. The initial Board of Directors shall consist of One (1) director. The Corporation shall at all times have no more than Twenty-five (25) directors. Following the issuance of stock, the Corporation shall at all times have at least Three (3) directors unless the number of stockholders of the Corporation drops below Three (3), at which time the number of directors shall be no fewer than the number of stockholders pursuant to Section 2-402 of the Corporations and Associations Article of the Annotated Code of Maryland.

         Section 2. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the Bylaws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the Bylaws. Any director elected in accordance with the preceding sentence of this Section 2 shall hold officer for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         Section 3. Any director may be removed from office only for Cause, and in such case, only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class. For the purposes of this Section 3, "Cause" shall mean the willful and continuous failure of a director substantially to perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

         Section 4. In addition to any requirements of law and any other provisions of these Articles of Incorporation, the affirmative vote of the holders of Eighty Percent (80%) or more of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with this Article IX.

           ARTICLE X. FACTORS TO BE CONSIDERED IN CERTAIN TRANSACTIONS

         Section 1. For the purposes of this Article X:

                (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

                (b) "Interested Stockholder" shall men any person (other than the Corporation or any Subsidiary) who or which:

                     (1) is the beneficial  owner,  directly or  indirectly,  of
                Twenty Percent (20%) or more of the combined voting power of the then outstanding Voting Stock; or

                     (2) is an  Affiliate  of the  Corporation  and at any  time within the Two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of Twenty Percent (20%) of the then outstanding Voting Stock;

                     (3) is an assignee or has otherwise succeeded to the beneficial ownership of any Voting Stock which was at any time within the Two (2) year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                (c) "Disinterested Stockholder" shall mean a stockholder of the Corporation (other than the Corporation or Subsidiary) who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

                (d) A person shall be a "beneficial owner" of any Voting Stock;

                     (1)  which  such  person  or  any  of  its   Affiliates  or
                Associates beneficially owns, directly or indirectly; or

                     (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangements or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding, or

                     (3) which are beneficially  owned,  directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Stock.

                (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph (d) of this Section 4 but shall not include any other Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding upon exercise of conversion rights, exchange rights, warrants or options or otherwise.

                (f) An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                (g) The term "Associate" used to indicate a relationship with any person, means

                     (1) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,

                     (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

                     (3) any relative or spouse of such person,  or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

                (h) "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock having ordinary voting power for the election of directors is owned by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definitions set forth in Paragraph (b) and (c) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of such class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                (i) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors of the Board of Directors.

                (j) "Fair Market Value" means: (1) in the case of capital stock, the highest closing sale price during the Thirty (30) calendar day period immediately preceding the date in question of a share of such capital stock on the New York Stock Exchange Composite Tape, or, if such capital stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such capital stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such capital stock is listed, or, if such capital stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such capital stock during the Thirty (30) calendar day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such capital stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of capital stock of any class or series which is not traded on any securities exchange or in over-the-counter market or in the case of property other than cash or capital stock, the fair market value of such capital stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

                (k) "Announcement Date" means the date of the first public announcement of the proposed Business Combination.

                (l) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

                (m) "Voting Stock" means the then outstanding capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

         Section 2. Pursuant to Section 2-104 (b)(4) of the Corporations and Associations Article of the Annotated Code of Maryland, the vote of Stockholders required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article X.

         Section 3. The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of Paragraphs
(a) through (e) of Section 4 of this Article X.

         Section 4. In addition to any affirmative vote required by law or by these Articles of Incorporation, and except as otherwise expressly provided in
Section 5 of this Article X:

                (a) any merger or consolidation of the Corporation of the Corporation or any Subsidiary with (i) any Interested Stockholder or
         (ii) any other Corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having and aggregate Fair Market Value equal to Ten Percent (10%) or more of the consolidated stockholders' equity of the Corporation and its subsidiaries as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries; or

                (c) the issuance, sale or transfer by the Corporation or any Subsidiary (in one transaction or a series of transaction) to any Interested

         Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to Ten Percent (10%) or more of the consolidated stockholders' equity of the Corporation and its subsidiaries, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or Subsidiary; or

                (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any interested Stockholder), which in any case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of capital stock or securities convertible into capital stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

shall not be consummated without (i) the affirmative vote of the holders of at least Eighty Percent (80%) of the combined voting power of the then outstanding Voting Stock and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

         Section 5. The provisions of Section 4 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Paragraphs (a) or (b) are met:

                (a) such Business Combination shall have been approved by a majority of the Disinterested Directors pursuant to Section 6 of this
         Article X.

                (b) all the Six (6) conditions specified in the following clauses (i) through (vi) shall have been met;

                     (i) the transaction  constituting the Business  Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of any consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the higher of the following:

                         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid to acquire any Common Stock beneficially owned by the Interested Stockholder which was acquired (i) within the Two (2) year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                         (B) the Fair Market Value per share of the Common Stock
                     on the Announcement Date or on the Determination Date, whichever is higher; and

                     (ii) if  the    transaction   constituting   the   Business
                Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (ii) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock);

                         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid to acquire any Common Stock beneficially owned by the Interested Stockholder which were acquired (i) within the Two (2) year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                         (B) (if applicable) the highest preferential amount per
                     share to which the holders of shares of such class or series of Voting Stock are entitled in the event of the redemption thereof or of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                         (C) the Fair  Market  Value per share of such  class or
                     series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                       (iii) the  consideration  to be  received by holders of a
                  particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall either be cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and

                       (iv) after  such  Interested  Stockholder  has become and
                  Interested Stockholder and prior to the consummation of such Business Combination;

                         (A) except as approved  by a majority of  Disinterested
                     Directors, there shall have been no failure to pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of capital stock having a preference over the Common Stock as to dividends upon liquidation;

                         (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                         (C) such Interested  Stockholder  shall not have become
                     the beneficial owner of any additional Voting Stock except as part of the transaction in which it became in Interested Stockholder; and

                       (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                       (vi) a proxy  or  information  statement  describing  the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders at least Thirty (30) calendar days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


         Section 6. Pursuant to Section 2-104(b)(9) of the Corporations and Associations Article of the Annotated Code of Maryland, in the event the Board of Directors shall evaluate a Business Combination (as hereinafter defined), the directors shall consider, among other things, the following factors: the effect of the Business Combination on the Corporation and any of its Subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed Business Combination; the risk that the proposed Business Combination will not be consummated; the reputation, management capability and performance history of the person proposing the Business Combination; the current market price of the Corporation's capital stock; the relation of the price offered to the current value of the Corporation in a freely negotiated transaction and in relation to the directors' estimate of the future value of the corporation and its subsidiaries as an independent entity or entities; tax consequences of the Business Combination to the corporation and its shareholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or certain of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the Board of Directors in the discharge of their fiduciary responsibility to the Corporation and its shareholders, but rather to guide such consideration and to provide specific authority for the consideration by the Board of Directors of factors which are not purely economic in nature in light of the circumstances of the Corporation and its Subsidiaries at the time of such proposed Business Combination.

         Section 7. A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article X, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 5 of this Article X have been met with respect to any Business Combination, and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities of the Corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or in excess of Ten Percent (10%) of the consolidated stockholders' equity of the Corporation and its subsidiaries reflected in the Corporation's most recent audited consolidated balance sheet; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes in this Article X.

         Section 8. Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 9. In addition to any requirements of law and any other provisions of these Articles of Incorporation the affirmative votes of the holders of Eighty Percent (80%) or more of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with this Article X; provided, however, that the affirmative vote of a majority of the combined voting power of the then outstanding Voting Stock held by the Disinterested
Stockholders (as defined in Section 1 of this Article X) voting together as a single class, shall also be required to amend, alter, repeal or adopt any provision inconsistent with this Article X.

                               ARTICLE XI. BYLAWS

         Section 1. The Board of Directors may adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. Without limiting its authority to adopt, repeal, alter or amend the Bylaws, the Board of Directors is expressly authorized to adopt Bylaws which a majority of the entire Board of Directors may deem necessary or desirable for the efficient conduct of the Corporation's affairs, including, without limitation, provisions governing the conduct of and the matters which may properly be brought before stockholders meetings and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any stockholders meeting or of nominations for the election of directors to be held at any such meeting.

         Section 2. In addition to any requirement of law and any other provision of these Articles of Incorporation, the stockholders may not adopt, amend, alter or repeal any provision of the Bylaws except by the affirmative vote of the holders of Eighty Percent (80%) or more of the combined voting power of the then outstanding Voting Stock, voting together as a single class, unless recommended to the stockholders for their approval by two-thirds (2/3) of the Disinterested Directors as such term is defined in Article X of these Articles of Incorporation.

         Section 3. In addition to any requirements of law and any other provisions of these Articles of Incorporation, the affirmative vote of the holders of Eighty Percent (80%) or more of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with this Article XI.